                                                                    EXHIBIT 10.7

                                                                  EXECUTION COPY
                                                                  --------------


                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
                  -------------------------------------------

          THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT is made as of October 1, 1997, by and among Dade Behring Holdings, Inc., a Delaware corporation

("Holdings"), Hoechst AG a German corporation ("Hoechst"), each of the Persons
----------                                      -------
listed on Schedule I attached hereto (the "GS Group"), and each of the Persons
                                           --------
listed on Schedule II attached hereto (the "Bain Group," and, together with the
                                            ----------
GS Group, the "Investors") (Hoechst, the GS Group, the Bain Group and each other
               ---------
party from time to time a party thereto are collectively referred to herein as the "Stockholders," and each as a "Stockholder").
     ------------                  -----------

          WHEREAS, Holdings, as of the date hereof, is authorized by its Certificate of Incorporation to issue capital stock consisting of 1,300,000 shares of its Class L Common Stock, par value $.01 per share (the "Class L
                                                                   -------
Common"), 700,000 shares of its Class L Common, Series B, par value $.01 per
------
share (the "Class L Common, Series B"), 20,000,000 shares of its Common Stock,
            -------------------------
par value $.01 per share ("Common"), and 100,000 shares of its Preferred Stock,
                           ------
par value $.01 per share (the "Preferred Stock").  The Class L Common, Class L
                               ---------------
Common, Series B, and the Common are collectively referred to herein as "Common
                                                                         ------
Stock".
-----

          WHEREAS, the Bain Group, the GS Group and Holdings are parties to a Stockholders Agreement, dated December 20, 1994 (the "Old Agreement").
                                                      -------------

          WHEREAS, pursuant to an Agreement and Plan of Combination, between Holdings and Hoechst, dated June 24, 1997 (the "Combination Agreement"), Hoechst
                                                ---------------------
acquired from Holdings (i) the number of shares of Common and of Class L Common, Series B, set forth opposite its name on Schedule III attached hereto and (ii) a warrant to acquire the additional number of shares of Common and of Class L Common, Series B, set forth opposite its name on Schedule III attached hereto.

          WHEREAS, the GS Group and the Bain Group own the number of shares of Common Stock set forth opposite its name on Schedule III attached hereto.

          WHEREAS, the parties hereto desire to amend and restate the Old Agreement to establish the composition of Holdings' Board of Directors (the

"Board"), to restrict the sale, assignment, transfer, encumbrance or other
------
disposition of the Common Stock, to provide for certain additional covenants and to provide for certain rights and obligations in respect thereto as hereinafter provided. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 16 hereof.

          NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

          1.   Voting Agreement.
               ----------------

          (a) Until the date on which Hoechst (and its Affiliates) own less than 75% of the Initial Hoechst Shares, each holder of Stockholder Shares shall vote all of such holder's Stockholder Shares and shall take all other necessary or desirable actions within such holder's control (whether in such holder's capacity as a stockholder, director or officer of Holdings or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) and Holdings shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings) so that:

               (i) except as otherwise provided in paragraph 1(a)(ii) below, the authorized number of directors on the Board shall be established at eleven;

               (ii) following completion of an Initial Public Offering, the authorized number of directors on the Board shall be expanded from eleven in order to add (A) at least one independent director and (B) such additional number of independent directors as determined from time to time by the Board;

               (iii) a number of persons designated by the holders of a majority of the Bain Shares ("Bain Holders") (so long as such shares (excluding any Deemed Bain Shares) constitute at least 5% of the outstanding Common Stock) shall be members of the Board (the "Bain Directors"), such number being equal to the smallest number as would constitute a percentage of the total number of members of the Board at least as great as the percentage of the outstanding Common Stock then owned by the Investors (and their Affiliates), provided that such number shall be six until and so long as the number of Initial Investor Shares owned by the Investors (and their Affiliates) is equal to or greater than the fewest number of Initial Hoechst Shares owned at any time after the date hereof by Hoechst (and its Affiliates), and provided further that the sum of such number and the number of GS Directors shall not be greater than the number of members of the Board designated by Hoechst (including the Executive Chairman) if the number of Initial Investor Shares owned by the Investors (and their Affiliates) is less than the fewest number of Initial Hoechst Shares owned at any time after the date hereof by Hoechst (and its Affiliates);

               (iv) two persons designated by Hoechst shall be members of the Board (the "Hoechst Directors");
                     -----------------

               (v) Hoechst shall designate the Executive Chairman (the initial Executive Chairman shall be Uwe Bicker);

               (vi)  the Executive Chairman shall be a member of the Board;

               (vii) one person designated by the holders of a majority of the GS Shares (the "GS Holders") (so long as such shares constitute at least 5%
                     ----------
     of the outstanding Common Stock) shall be a member of the Board (the "GS
                                                                           --
     Director");
     --------

               (viii) the holders of a majority of the Investor Shares (the

     "Investor Holders") shall designate the President and Chief Executive
     -----------------
     Officer (the initial President and Chief Executive Officer shall be Scott Garrett), except that the Investor Holders shall not have the right to designate such person if the Investors (and their Affiliates) shall ever own less than 75% of the Initial Investors Shares owned by the Investors (and their Affiliates);

               (ix) the President and Chief Executive Officer shall be a member of the Board;

               (x) a Strategy Committee of the Board shall be established which shall have responsibility for reviewing strategic investments, strategic plans and technology development, including technology sharing and licensing with Hoechst's other life sciences businesses and with supervising the activities under the Cooperation Agreement;

               (xi) the Executive Chairman shall be Chairman of the Strategy Committee;

               (xii) an Executive Committee of the Board shall be established which shall have responsibility for reviewing Holdings' world-wide operations;

               (xiii) the President and Chief Executive Officer shall be Chairman of the Executive Committee;

               (xiv) management of Holdings shall prepare and present to the Executive Committee of the Board for approval an annual business plan and budget (a "Business Plan and Budget") setting forth the strategic, operating and financial objectives of Holdings and its subsidiaries for the upcoming fiscal year and the related budget for capital expenditures, investments and other discretionary payments expected to be made during such period. The Executive Committee has the authority to review, approve and, upon approval, present to the entire Board for approval a Business Plan and Budget within 120 days after the end of each fiscal year of Holdings. Approval of a Business Plan and Budget by the Executive Committee shall require the affirmative vote of a majority of its members;

     provided that such approval shall not be effective if a member of the
     -------- ----
     Executive Committee who is a Hoechst Director shall have voted against approval; and

               (xv) as soon as reasonably practicable following approval and presentation by the Executive Committee, the Board shall meet to consider the Business Plan and Budget as presented by the Executive Committee. A Business Plan and Budget shall be deemed approved by the Board upon an affirmative vote of a majority of its members;

provided that such approval shall not be effective if a Hoechst Director shall
-------------
have voted against approval.

          (b) After the date on which Hoechst (and its Affiliates) own less than 75% of the Initial Hoechst Shares, each holder of Stockholder Shares shall vote all of such holder's Stockholder Shares and take all necessary or desirable actions within such holder's control (whether in such holder's capacity as a stockholder, director or officer of Holdings or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) and Holdings shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings) so that:

               (i) the authorized number of directors on the Board shall be established by the Bain Holders, but shall not be less than five or greater than ten;

               (ii) a number of persons not greater than two designated by the GS Holders (so long as the GS Shares constitute at least 5% of the outstanding Common Stock) shall be GS Directors, such number being equal to the smallest number as would constitute a percentage of the total number of members of the Board at least as great as the percentage of the outstanding Common Stock then owned by the GS Group;

               (iii) a number of persons designated by Hoechst (so long as the shares of Common Stock then owned by Hoechst (and its Affiliate) constitute at least 5% of the outstanding Common Stock) shall be Hoechst Directors, such number being equal to the smallest number as would constitute a percentage of the total number of members of the Board at least as great as the percentage of the outstanding Common Stock then owned by Hoechst (and its Affiliates); and

               (iv) all other members of the Board shall be Bain Directors (so long as the Bain Shares (excluding any Deemed Bain Shares) constitute at least 5% of the outstanding Common Stock), provided that such number of directors shall not be greater than the number of members of the Board designated by Hoechst if the number of Initial Investor Shares owned by the Investors (and their Affiliates) is less than the fewest number of Initial Hoechst Shares owned at any time after the date hereof by Hoechst (and its Affiliates).

          (c) So long as the relevant Stockholder or Stockholders has the right to designate a director, each committee of the Board shall have as a member at least one Hoechst Director (if requested by Hoechst), one Bain Director (if requested by the Bain Holders) and one GS Director (if requested by the GS Holders). The removal from the Board, any committee of the Board or any position (in each case with or without cause) of any person designated under paragraph 1(a) or 1(b) by the GS Holders, the Bain Holders, the Investor Holders or Hoechst shall be at the written request of the person or group that at the time of such removal has the right pursuant to paragraph 1(a) or (1)(b) to designate such person and only upon such written request and under no other circumstances (except as otherwise required by law).

          (d) In the event that any person designated under paragraph 1(a) or 1(b) by the GS Holders, the Bain Holders, the Investor Holders or Hoechst, as the case may be, for any reason ceases to serve as a member of the Board or any committee of the Board or in any position for which such representative was designated during such person's term of office, the resulting vacancy on the Board, the committee of the Board or position shall be filled by a person designated by the person or group that at the time of such vacancy has the right pursuant to paragraph 1(a) or 1(b) to designate such person.

          (e) Nothing contained in this paragraph 1 will require any such holder to violate any legal obligation such holder may have as a director of Holdings.

          (f) The parties hereto acknowledge that Uwe Bicker may serve as a member of the board of directors of Hoechst Marrion Roussel AG and, upon notice to and approval of the Board, other Hoechst-affiliated or joint venture entities in order to facilitate the activities contemplated by the Cooperation Agreement.

          (g) The senior management team responsible for Holdings' world-wide operations will include members of the management of Holdings and the Acquired Entities. The membership of the senior management team shall be jointly determined by the Executive Chairman and the President and Chief Executive Officer, and shall be subject to the approval of the Board. All members of senior management will be entitled to participate in management equity participation programs similar to those currently in effect at Holdings. The equity participation of senior management shall be reasonably balanced between members from the management of Holdings and the Acquired Entities. The President and Chief Executive Officer shall consult with a Hoechst Director to determine the equity participation of senior management, subject to the approval of the Board.

          2.   Restrictions on Transfer of All Stockholder Shares.
               --------------------------------------------------

          (a) General.  Until the first to occur of (i) July 31, 1998 and (ii)
              -------
the date on which Hoechst (and its Affiliates) own less than 75% of the Initial Hoechst Shares, no holder of Stockholder Shares shall directly or indirectly sell, transfer, assign, pledge, encumber or otherwise dispose of (a "Transfer")
                                                                     --------
any interest in any Stockholder Shares (and no holder of Stockholder Shares shall or shall permit any of its Affiliates, officers, representatives, agents or employees to solicit any such Transfer or to directly or indirectly commence an active process or engage in serious negotiations with respect to any such Transfer) other than in compliance with paragraph 2(b) below.

          (b) Permitted Transfers.  The restrictions contained in paragraph 2(a)
              -------------------
shall not apply to a Transfer (i) of Investor Shares by any holder thereof to its Affiliates or to any employee of Holdings or its Subsidiaries, (ii of Hoechst Shares by a holder thereof to its Affiliates or to any employee of Holdings or its Subsidiaries, (ii pursuant to a Public Sale, (iv in connection with a Purchase Option Closing, (v) of Stockholder Shares by any holder thereof pursuant to the laws of descent and distribution or among such holder's Family Group, (vi by Hoechst (or its Affiliates) with the prior written consent (which shall not be unreasonably withheld or delayed) of the holders of a majority of the Investor Shares and (vi by any Investor (or its Affiliate) with the prior written consent (which shall not be unreasonably withheld or delayed) of Hoechst; provided that the restrictions contained in this Agreement will continue to be applicable to the Stockholder Shares after any Transfer pursuant to clauses (i), (ii), (v), (vi) and (vii) and the transferees of such Stockholder Shares shall agree, prior to any such Transfer, in writing to be bound by the provisions of this Agreement by executing and delivering to Holdings and the other Stockholders a counterpart of this Agreement; and provided further that any Transfer permitted pursuant to this paragraph 2(b) shall remain subject to the restrictions contained in this Agreement other than those set forth in paragraph 2(a).

          3.   Additional Restrictions on Transfer of Hoechst Shares.
               -----------------------------------------------------

          (a) General.  In addition to the restrictions set forth in paragraph
              -------
2, no holder of Hoechst Shares may Transfer any interest in any Hoechst Shares other than in compliance with paragraphs 3(b) and 3(c) below.

          (b) Investor Participation Rights.
              -----------------------------

               (i) At least 45 days prior to any Transfer (other than any Transfer permitted by paragraph 3(c)) of any Hoechst Shares by a holder thereof (a "Hoechst Stockholder"), the Hoechst Stockholder will deliver to
                 -------------------
     Holdings, the GS Designee and the Bain Designee a written notice (a "Sale
                                                                          ----
     Notice") specifying in reasonable detail the identity of the prospective
     ------
     transferee(s) and the terms and conditions of the contemplated Transfer. The holders of Investor Shares may elect to participate in the contemplated Transfer by delivering written notice to the Hoechst Stockholder within 45 days after delivery of the Sale Notice. If any holders of Investor Shares have elected to participate in such Transfer, the Hoechst Stockholder and such holders will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of each class of Common Stock being Transferred equal to the product of (A) the quotient determined by dividing the number of shares of such class of Common Stock owned by such person by the aggregate number of shares of such class of Common Stock owned by the Hoechst Stockholder and such holders participating in such sale and (B) the number of shares of such class of Common Stock to be sold in the contemplated Transfer. Notwithstanding the foregoing, in the event that the Hoechst Stockholder intends to Transfer shares of more than one class of Common Stock, the holders of Investor Shares participating in such Transfer shall be required to sell in the contemplated Transfer a pro rata portion of shares of all such classes of Common Stock, which portion shall be determined in the manner set forth immediately above.

               (ii) The Hoechst Stockholder will use reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the holders of Investor Shares in any contemplated Transfer, and the Hoechst Stockholder will not Transfer any of its shares of Common Stock to the prospective transferee(s) unless (A) simultaneously with such Transfer, the prospective transferee(s) purchases, at the same price and on the same terms, from such holders the shares of Common Stock which they are entitled to sell to such prospective transferee pursuant to paragraph 3(b)(i) or (B) simultaneously with such Transfer, the Hoechst Stockholder purchases, at the same price and on the same terms, the number of shares of Common Stock from the holder of Investor Shares which such holder would have been entitled to sell pursuant to the last sentence of paragraph 3(b)(i) above.

               (iii) If the Transfer contemplated by a Sale Notice is not consummated within 90 days after the delivery thereof, such Sale Notice and all elections by the holders of Investor Shares (if any) shall be deemed to have been rescinded (and any subsequent Transfer will continue to be governed by this paragraph 3(b)); provided that such 90 day period shall be extended to 245 days solely to the extent that such Transfer is not consummated due to delay in the receipt of regulatory approvals.

          (c) Permitted Transfers.  The restrictions contained in paragraph 3
              -------------------
shall not apply to a Transfer (i) of Hoechst Shares by holder thereof to its Affiliates or to any employee of Holdings or its Subsidiaries, (ii pursuant to a Public Sale, (ii pursuant to an Approved Sale, (iv pursuant to the consummation of a Strategic Buyer Transaction and (v) of Stockholder Shares by any holder thereof pursuant to the laws of descent and distribution or among such holder's Family Group; provided that the restrictions contained in this Agreement will continue to be applicable to the Hoechst Shares after any Transfer pursuant to clauses (i) and (v) and the transferees of such Hoechst Shares shall agree, prior to such Transfer, in writing to be bound by the provisions of this Agreement by executing and delivering to Holdings and the other stockholders a counterpart of this Agreement.

          (d) Bain Purchase Right.  In the event that after three consecutive
              -------------------
meetings of the Executive Committee of the Board a Hoechst Director shall continue to vote against approval of a Budget and Business Plan, Bain and Goldman (and/or any person designated by Bain or Goldman) (pro rata based on the number of shares of Common Stock then owned by each and each of their respective Affiliates) will have the right upon written notice to Hoechst to purchase any and all Hoechst Shares at a purchase price per share equal to X divided by Y, multiplied by Z, where "X" is the amount equal to 5 times the earnings before interest, taxes, depreciation and amortization for the most recent four-quarter period, less the amount of all indebtedness and other liabilities as of the end of the most recent fiscal quarter, of Holdings and its subsidiaries determined on a consolidated basis in accordance with United States generally accepted accounting principles, "Y" is the number of shares of Common Stock then outstanding on a fully-diluted basis and "Z" is 0.60, being the factor agreed by the parties as representing an appropriate discount for a minority equity interest in Holdings. The closing(s) of any such purchase(s) shall take place as soon as practicable. At such closing(s), the purchase price for the Hoechst Shares shall be paid, at the option of the purchaser, by wire transfer of immediately available funds or by delivery of each purchaser's ten-year promissory note bearing interest at a rate per annum of 10% payable quarterly (in cash or in kind), or any combination of the foregoing.

          4.   Additional Restrictions on Transfer of Investor Shares.
               ------------------------------------------------------

          (a) General.  In addition to the restrictions set forth in paragraph
              -------
2, no holder of Investor Shares may Transfer any Investor Shares other than in compliance with paragraphs 4(b) and 4(c).

          (b) First Offer Right; Additional Restrictions on Investor Transfers.
              ----------------------------------------------------------------

               (i) Until the date on which Hoechst (and its Affiliates) own less than 75% of the Initial Hoechst Shares, no Investor shall or shall permit any of its Affiliates (other than Holdings to the extent Holdings is not acting as an agent for an Investor), officers, representatives, agents or employees to solicit directly or indirectly any Transfer of Investor Shares or to commence directly or indirectly an active process or engage in serious negotiations with respect to any such Transfer (it being understood that the foregoing restrictions are not intended to restrict an Investor (or its Affiliates) from consulting its financial, tax and legal advisors for advice with respect to a Transfer) or Transfer any such Investor Shares prior to delivery of the Pre IPO Offer Notice pursuant to subparagraph 4(b)(ii) below or the Post IPO Offer Notice pursuant to subparagraph 4(b)(iii) below, as the case may be.

               (ii) At any time prior to an Initial Public Offering and until the date on which Hoechst (and its Affiliates) own less than 75% of the Initial Hoechst Shares, any holder of Investor Shares (the "Selling
                                                                 -------
     Investor") who desires to effect a Transfer (other than a Transfer
     --------
     permitted by paragraph 4(d)) of any Investor Shares (the "Subject Shares")
                                                               --------------
     shall promptly deliver to the holders of Bain Shares (the "Other
                                                                -----
     Investors") and to Hoechst a written notice (the "Pre IPO Offer Notice")
                                                       --------------------
     setting forth the terms (which must include the number of Subject Shares and a per share cash purchase price) of such desired Transfer. The 45-day period following the delivery of the Pre IPO Offer Notice shall be referred to herein as the "Pre IPO Offer Period". The Pre IPO Offer Notice shall
                       --------------------
     constitute an offer to sell the Subject Shares upon the terms specified to the Other Investors and Hoechst that is irrevocable until the expiration of the Pre IPO Offer Period. Upon receipt of the Pre IPO Offer Notice, the Other Investors may elect to purchase at the price and on the terms specified in the Pre IPO Offer Notice all or any portion of the Subject Shares (pro rata among such Other Investors according to the number of the relevant class of shares owned by each such Other Investor). Such election shall be made by delivering written notice of the number of Subject Shares desired to be purchased to the Selling Investor and Hoechst prior to expiration of the Pre IPO Offer Period. Hoechst may also elect to purchase all (but not less than all) of the Subject Shares at the price and on the terms specified in the Pre IPO Offer Notice. Such election shall be made by delivering written notice to the Selling Investor and the Other Investors prior to expiration of Pre IPO Offer Period. If both Other Investors and Hoechst elect to purchase Subject Shares, the Other Investors shall be entitled to purchase such portion of the number of Subject Shares that they each elected to purchase as would not exceed its respective Other Investor Percentage. The "Other Investor Percentage" of each Other Investor is equal to the quotient obtained by dividing the number of shares of Common Stock then owned by such Other Investor by the total number of shares of Common Stock then owned by Hoechst (and its Affiliates) and all Other Investors. If Hoechst and/or the Other Investors do not elect to purchase all of the Subject Shares, the Selling Investor, subject to the provisions of subparagraph (c) below, shall have the right to consummate a sale of such Subject Shares on substantially equivalent terms and at no less than the per share equivalent value of the per share cash purchase price set forth in the Pre IPO Offer Notice (which shall be supported by the opinion of an Independent Investment Bank if the purchase price is not fully paid in cash and/or publicly-traded securities and if such opinion is requested by Hoechst within 5 Business Days following written notice from the Selling Investor that the purchase price is not being fully paid in cash and/or publicly-traded securities) within 210 days after the expiration of the Pre IPO Offer Period, provided that such 210 day period shall be extended to 365 days solely to the extent that the Transfer of the Subject Shares not purchased by Hoechst and/or the Other Investors is not consummated due to delay in the receipt of regulatory approvals. Any shares of Common Stock purchased by Hoechst (or an Affiliate) from a member of the GS Group pursuant to the foregoing which the Other Investors had elected to purchase shall thereafter be deemed to be an Initial Bain Share that is owned by Bain (a "Deemed Bain Share") until such time as the Bain Group shall no longer own shares of Common Stock (excluding any Deemed Bain Shares) constituting at least 5% of the outstanding Common Stock.

               (iii) At any time after an Initial Public Offering and until the date on which Hoechst (and its Affiliates) own less than 75% of the Initial Hoechst Shares, any Selling Investor who desires to effect a Transfer (other than a Transfer permitted by paragraph 4(d)) of any Investor Shares (the "Post IPO Offer Shares") shall promptly deliver to the Other Investors
           ---------------------
     and Hoechst a written notice (the "Post IPO Offer Notice") setting forth
                                        ---------------------
     the terms (which must include the number of Post IPO Offer Shares and a per share cash purchase price) of such desired Transfer. The five Business Day period or, upon the election of such Selling Investor as specified in the Post IPO Offer Notice, the 33-day period (the "Expanded Period") following
                                                    ---------------
     delivery of the Post IPO Offer Notice shall be referred to herein as the

     "Post IPO Offer Period".  The Post IPO Offer Notice shall constitute an
     ----------------------
     offer to sell the Post IPO Offer Shares upon the terms specified to the Other Investors and Hoechst that is irrevocable until the expiration of the Post IPO Offer Period. Upon receipt of the Post IPO Offer Notice, the Other Investors may elect to purchase at the price and on the terms specified in the Post IPO Offer Notice all or a portion of the Post IPO Offer Shares (pro rata among such Other Investors according to the number of the relevant class of shares owned by each such Other Investor). Such election shall be made by delivering written notice of the number of the Post IPO Offer Shares desired to be purchased to the Selling Investor and Hoechst prior to the expiration of the Post IPO Offer Period. Hoechst may also elect to purchase all (but not less than all) of the Post IPO Offer Shares at the price and on the terms specified in the Post IPO Offer Notice by delivering written notice to the Selling Investor and the Other Investors prior to expiration of the Post IPO Offer Period. If both Other Investors and Hoechst elect to purchase Subject Shares, the Other Investors shall be entitled to purchase such portion of the number of Subject Shares that they each elected to purchase as would not exceed its respective Other Investor Percentage. If Hoechst and/or the Other

     Investors do not elect to purchase all of the Post IPO Offer Shares and the price set forth in the Post IPO Offer Notice is higher than the closing market price on the date of the Post IPO Offer Notice, the Selling Investor, subject to the provisions of subparagraph (c) below, shall have the right to consummate a sale of the Post IPO Offer Shares on substantially equivalent terms and at no less than the per share equivalent value of the per share cash purchase price set forth in the Post IPO Offer Notice (which shall be supported by the opinion of an Independent Investment Bank if the purchase price is not fully paid in cash and/or publicly-traded securities and if such opinion is requested by Hoechst within 5 Business Days following written notice from the Selling Investor that the purchase price is not being fully paid in cash and/or publicly-traded securities) within 180 days after expiration of the Post IPO Offer Period, provided that such 180 day period shall be extended to 365 days solely to the extent that the Transfer of the Post IPO Offer Shares is not consummated due to delay in the receipt of regulatory approvals; provided
                                                                      --------
     further that if the Post IPO Offer Period is five Business Days, the
     -------
     Selling Investor may only consummate such a sale of the Post IPO Offer Shares for cash and such sale, together with any other sales effected with a Post IPO Offer Period of only five Business Days in the past six months, must not include shares aggregating more than 5% of the outstanding Common Stock. If Hoechst and/or the Other Investors have not elected to purchase all of the Post IPO Offer Shares not purchased by the Other Investors and the per share price set forth in the Post IPO Offer Notice is less than or equal to the closing market price on the date of the Post IPO Offer Notice, the Selling Investor, subject to the provisions of subparagraph (c) below, shall have the right to consummate a sale of such Post IPO Offer Shares at any price within 180 days, provided that such 180 day period shall be extended to 365 days solely to the extent that the Transfer of the Post IPO Offer Shares is not consummated due to delay in the receipt of regulatory approvals; provided further that if the Post IPO Offer Period is five
                ----------------
     Business Days, the Selling Investor may only consummate such a sale of the Post IPO Offer Shares for cash and such sale, together with any other sales effected with a Post IPO Offer Period of only five Business Days in the past six months, must not include shares aggregating more than 5% of the outstanding Common Stock. In the event that the management board of Hoechst holds a meeting 5 or more Business Days after the date of the Post IPO Offer Notice, the Expanded Period shall be reduced to a period that ends 4 Business Days after the date of the first such meeting, but in no event shall be shorter than 20 days or longer than 33 days, and such Expanded Period shall be the "Post IPO Offer Period" for purposes of the foregoing. Any shares of Common Stock purchased by Hoechst (or an Affiliate) from a member of the GS Group pursuant to the foregoing which the Other Investors had elected to purchase shall thereafter be deemed to be a Deemed Bain Share until such time as the Bain Group shall no longer own shares of Common Stock (excluding any Deemed Bain Shares) constituting at least 5% of the outstanding Common Stock.

               (iv) Until the date on which Hoechst (and its Affiliates) own less than 75% of the Initial Hoechst Shares, no member of the Bain Group, on the one hand, nor member of the GS Group, on the other hand, without the consent of Bain and Goldman, shall Transfer any Initial Investor Shares if as a result of such Transfer the Bain Group or the GS Group, as the case may be, shall own a percentage amount of such Group's Initial Investor Shares less than the Hoechst Percentage. "Hoechst Percentage" shall mean the percentage amount determined by dividing (A) the fewest number of Initial Hoechst Shares owned by Hoechst (and its Affiliates) at any time after the date hereof by (B) the number of Initial Investor Shares.

          (c) Participation Rights of Hoechst and the Investors.
              -------------------------------------------------

               (i) At least 15 days prior to any Transfer (other than any Transfer permitted by paragraph 4(d) or a Transfer pursuant to a Public Sale or Approved Sale) of any Subject Shares or Post IPO Offer Shares not purchased by the Other Investors and Hoechst pursuant to paragraph 4(b), the Selling Investor will deliver to Hoechst and the other holders of Investor Shares (collectively, the "Other Stockholders") a Sale Notice.
                                         ------------------
     The Other Stockholders may elect to participate in the contemplated Transfer by delivering written notice to the Selling Investor within 15 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such Transfer, each of the Selling Investor and such Other Stockholders will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of each class of Common Stock being transferred equal to the product of (A) the quotient determined by dividing the number of shares of such class of Common Stock owned by such person by the aggregate number of shares of such class of Common Stock owned by the Selling Investor and the Other Stockholders participating in such sale and (B) the number of shares of such class of Common Stock to be sold in the contemplated Transfer. Notwithstanding the foregoing, in the event that the Selling Investor intends to Transfer shares of more than one class of Common Stock, the Other Stockholders participating in such Transfer shall be required to sell in the contemplated Transfer a pro rata portion of shares of all such classes of Common Stock, which portion shall be determined in the manner set forth immediately above.

               (ii) The Selling Investor will use reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Stockholders in any contemplated Transfer, and the Selling Investor will not Transfer any of its shares of Common Stock to the prospective transferee(s) unless (A) simultaneously with such Transfer, the prospective transferee(s) purchases, at the same price and on the same terms, from the Other Stockholders the shares of Common Stock which they are entitled to sell to such prospective transferee pursuant to paragraph 4(c) or (B) simultaneously with such Transfer, the Selling Investor purchases, at the same price and on the same terms, the number of shares of such class of Common Stock from the Other Stockholders which the Other Stockholders would have been entitled to sell pursuant to the last sentence of paragraph 4(c)(i) above.

               (iii) If the Transfer contemplated by a Pre IPO Offer Notice or a Post IPO Offer Notice is not consummated within the time periods set forth in paragraph 4(b)(ii) or 4(b)(iii) (regardless of whether Hoechst had a right to purchase thereunder), as the case may be, such Sale Notice and all elections by Other Stockholders (if any) shall be deemed to have been rescinded (and any subsequent Transfer by a Selling Investor will continue to be governed by this paragraph 4).

          (d) Permitted Transfers.  The restrictions contained in this paragraph
              -------------------
4 shall not apply to a Transfer (i) of Investor Shares by any holder thereof to its Affiliates or to any employee of Holdings or its Subsidiaries, (ii in connection with a Purchase Option Closing and (ii of Investor Shares by any holder thereof pursuant to the laws of descent and distribution or among such holder's Family Group; provided that the restrictions contained in this Agreement will continue to be applicable to Investor Shares after any Transfer pursuant to clauses (i) and (iii) and the transferees of such Investor Shares shall agree in writing to be bound by the provisions of this Agreement by executing and delivering to Holdings and the other stockholders a counterpart of this Agreement.

          5.   Approved Sale.
               -------------

          (a) Subject to paragraphs 2, 4, 9 and 10(a) hereof, if the holders of a majority of the outstanding shares of Common Stock approve (or if, after the date on which Hoechst (and its Affiliates) own less than 75% of the Initial Hoechst Shares, the Bain Holders approve), a sale of all or substantially all of Holdings' assets determined on a consolidated basis or a sale of all or substantially all (i.e., greater than 80%) of Holdings' outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to any Independent Third Party or group of Independent Third Parties (collectively an "Approved Sale"), each holder of Stockholder
                                -------------
Shares will consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Stockholder Shares will waive any dissenter's rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Stockholder Shares will agree to sell all of its Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions approved by the holders of a majority of the outstanding shares of Common Stock (or, after the date on which Hoechst (and its Affiliates) own less than 75% of the Initial Hoechst Shares, by the Bain Holders). Each holder of Stockholder Shares will take all reasonable actions in connection with the consummation of the Approved Sale as requested by Holdings. Each holder of GS Shares hereby agrees to vote all of its shares in connection with any potential Approved Sale transaction in the same manner as the Bain Holders. Nothing in this paragraph 5 shall preclude any party from making an offer to Holdings or Holdings from accepting such offer for the assets or stock of Holdings.

          (b) The obligations of the holders of Common Stock with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Common Stock will sell such Common Stock on the same terms and will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Common Stock would have received if such aggregate consideration had been distributed by Holdings in complete liquidation pursuant to the rights and preferences set forth in Holdings' Certificate of Incorporation as in effect immediately prior to such Approved Sale; (ii) each holder of shares of a class of Common Stock will be given the same consideration with respect to each share of such class, and if any holders of a class of Common Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Common Stock will be given the same option with respect to each share of such class; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Common Stock will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Common Stock.

          (c) If Holdings or the holders of Holdings' securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stockholder Shares will, at the request of Holdings, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to Holdings. If any holder of Stockholder Shares appoints a purchaser representative designated by Holdings, Holdings will pay the fees of such purchaser representative, but if any holder of Stockholder Shares declines to appoint the purchaser representative designated by Holdings such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed. This paragraph (c) shall apply only to holders of Stockholder Shares that are required to appoint a purchaser representative under Regulation D (or any successor regulation then in effect) promulgated by the Securities and Exchange Commission.

          (d) Holders of Stockholder Shares will bear their pro-rata share (based upon the proceeds to be received by Holders of Stockholder Shares) of the costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by Holdings or the acquiring party. For purposes of this paragraph 5(d), costs incurred in exercising reasonable efforts to take all necessary actions for the consummation of an Approved Sale in accordance with paragraph 5(a) shall be deemed to be for the benefit of all holders of Common Stock. Costs incurred by holders of Stockholder Shares on their own behalf will not be considered costs of the transaction hereunder.

          6.   Initial Public Offering.
               -----------------------

          (a) Subject to paragraph 10(a) of this Agreement, in the event that the Board approves an Initial Public Offering or an Initial Public Offering is consummated pursuant to the terms of the Registration Agreement, the holders of Stockholder Shares will use reasonable efforts to take all necessary actions in connection with the consummation of the Initial Public Offering. In the event that such Initial Public Offering is an underwritten offering and the managing underwriters advise Holdings in writing that in their opinion the Common Stock structure (other than the rights and obligations under this Agreement) will adversely affect the marketability of the offering, each holder of Stockholder Shares will consent to and vote for a recapitalization, reorganization and/or exchange of the Common Stock into securities that the managing underwriters, the Board and holders of a majority of the shares of Common Stock then outstanding find acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that as a result of such recapitalization, reorganization and/or exchange either (i) each share of Class L Common and Class L Common, Series B, is converted or exchanged into (A) one share of Common and (B) shares of nonparticipating preferred stock with a liquidation value equal to the unreturned Original Cost plus Unpaid Yield (as such terms are defined in the Certificate of Incorporation) and a stated maturity of 5 years or less from date of issue and which, combined with the share of Common, otherwise has the same economic rights (including yield) and preferences as it possessed prior to such recapitalization, reorganization and/or exchange, or a cash payment in an amount equal to unreturned Original Cost plus Unpaid Yield in lieu thereof or (ii) each share of Class L Common and Class L Common, Series B, is converted or exchanged into one share of Common plus a number of shares of Common with a dollar value, based on the price to the public, equal to such share's Unreturned Original Cost plus the Unpaid Yield, as the case may be, thereon. The parties agree that the rights and obligations specified in this Agreement shall survive the consummation of the Initial Public Offering, except to the extent expressly provided herein.

          (b) Until the earlier of the date on which Hoechst (and its Affiliates) owns less than 75% of the Initial Hoechst Shares and the second anniversary of the effective date of the Initial Public Offering, no Stockholder will purchase or otherwise acquire directly or indirectly any shares of Common Stock in the open market without the prior written consent of each of Hoechst and the Investor Holders.

          7.   Preemptive Rights.
               -----------------

          (a) Except for the issuance of Common Stock (and/or securities exercisable for or convertible into Common Stock) (i) to Holdings' or its Subsidiaries' directors or employees in their capacity as such, (ii in connection with an Approved Sale, (ii pursuant to a Strategic Buyer Transaction, (iv in connection with any merger, consolidation, acquisition of stock, acquisition of assets, business combination or similar transaction, (v) pursuant to the initial public offering of Holdings' Common Stock registered under the Securities Act with respect to a number of shares of Common Stock equal to up to 20% of the shares of Common Stock outstanding immediately prior to such initial public offering or (vi) upon the conversion or exercise of securities convertible into or containing options or rights to acquire Common Stock, Holdings shall first offer to sell to each holder of Bain Shares, each holder of GS Shares and, until Hoechst (and its Affiliates) own less than 75% of the Initial Hoechst Shares, Hoechst a portion of such stock or securities equal to
(x) the quotient determined by dividing (A) the number of shares of Common Stock held by such holder of Stockholder Shares (including any shares issuable upon exercise of the Warrant if then exercisable) by (B) the total number of shares of outstanding Common Stock (including any shares issuable upon exercise of the Warrant if then exercisable) plus (y) a pro rata share of such stock or securities not otherwise purchased by the other Stockholders, if any. Each such holder of Stockholder Shares shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Person. The purchase price for all stock and securities offered to each such holder of Stockholder Shares shall be payable in cash by wire transfer of immediately available funds.

          (b) In order to exercise its purchase rights hereunder, each holder of Stockholder Shares must deliver a written notice to Holdings describing its election hereunder within 30 days after receipt of written notice from Holdings describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment.

          (c) Upon the expiration of the offering periods described above, Holdings shall be entitled to sell such stock or securities which the holders of Stockholder Shares have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to holders of Stockholder Shares. Any stock or securities offered or sold by Holdings to any Person after such 90 day period must be reoffered to the holders of Stockholder Shares pursuant to the terms of this paragraph.

          8.   Stockholder Negotiations with Other Parties.  Until the date on
               -------------------------------------------
which Hoechst (and its Affiliates) own less than 75% of the Initial Hoechst Shares, each Stockholder and Holdings agree that it will promptly notify the Board (including specifically the Hoechst Directors) as to the existence of any serious negotiations with any person relating to (i) a sale of Stockholder Shares (other than a sale that would be permitted under paragraph 4(d)), (ii) an issuance of Common Stock (and/or securities exercisable for or convertible into Common Stock) constituting more than 20% of the outstanding Common Stock (after giving effect to such issuance and on a fully-diluted basis) or (iii) a merger, consolidation, business combination or similar transaction pursuant to which the stockholders of Holdings immediately prior to consummation of such transaction would (after giving effect thereto) directly or indirectly (e.g., through the
                                                            ----
percentage equity ownership of such stockholders in the surviving corporation in such transaction) own less than 80% of Holdings's consolidated assets or a sale of assets of Holdings or any subsidiary constituting more than 20% of Holdings's consolidated assets, and provide the Board (including specifically the Hoechst Directors) from time to time with the terms of any proposed offer relating to any such transaction. Until the earlier of the date on which Hoechst (and its Affiliates) own less than 75% of the Initial Hoechst Shares and October 15, 1999, each Stockholder and Holdings agree to provide the Board and Hoechst notice (which notice will specify the form of the transaction and summarily describe the assets or the amount of Common Stock (or securities convertible into or exchangeable for Common Stock) which are expected to be the subject of the transaction but need not specify either price terms or the identity of the parties thereto) no less than ten days prior to entering into any agreement or arrangement with respect to any such transaction, provided that no such notice shall be required if (A) no more than 90 days prior to the entering into of any such agreement or arrangement a Stockholder or Holdings shall have given Hoechst written notice (the "Section 8 Notice") of its interest in effecting such a transaction, and (B) Hoechst shall have not delivered to such Stockholder and Holdings within 10 days after receipt of the Section 8 Notice a written indication of interest in pursuing a transaction with Holdings or the Stockholders, as the case may be, executed by a member of the management board of Hoechst.

          9.   Proposed Transactions with Strategic Buyer.
               ------------------------------------------

          (a) If on or prior to July 31, 1998, Holdings or any of its Subsidiaries proposes to enter into a merger, consolidation or other business combination or other similar transaction pursuant to which a Strategic Buyer (or an Affiliate thereof) will upon consummation thereof become a holder of more than 20% of the outstanding shares of Common Stock (or securities exercisable for or convertible into Common Stock) (determined on a fully-diluted basis) or 20% of the outstanding equity securities of a subsidiary of Holdings (or securities exercisable for or convertible into any such equity securities) (determined in each case immediately after giving effect to the consummation of such transaction) (a "Strategic Buyer Transaction"), then Holdings shall give
                      ---------------------------
prior written notice to Hoechst. Within 10 Business Days following receipt of such notice, Hoechst shall have the right to require a determination of Holdings Common Equity Value by delivering written notice to Holdings and the Investors (the "Determination Notice"). Subject to the provisions set forth herein below, within 10 Business Days following determination of Holdings Common Equity Value, Hoechst shall have the right to elect to purchase all (but not less than all) of the outstanding Common Stock (determined on a fully-diluted basis) of the Investors for the amount of Holdings Common Equity Value (the "Purchase Option")
                                                               ---------------
of such stock by delivering written notice to Holdings and the Investors (the "Purchase Option Notice"). Notwithstanding the foregoing, Holdings may terminate
 ----------------------
the Purchase Option any time within ten days of receipt of the Purchase Option Notice by delivering to Hoechst written notice of its election not to pursue the Strategic Buyer Transaction. If Hoechst does not deliver the Determination Notice, or the Purchase Option Notice, in each case within the ten-day period specified, Holdings will have the right to consummate such proposed transaction at any price for 210 days after the expiration of the applicable ten-day period, provided that such 210 day period shall be extended to 365 days solely to the extent that consummation of such proposed transaction does not occur due to regulatory approval. Holdings and the Investors agree that until July 31, 1998, Holdings and the Investors will not and will not permit any of their Affiliates, officers, representatives, agents or employees to directly or indirectly solicit any Strategic Buyer Transaction.

          (b) Upon delivery of the Purchase Option Notice (and so long as Holdings has not terminated the Purchase Option), Holdings, Hoechst and the Investors shall as soon as reasonably practicable thereafter enter into customary transfer documentation, provided that such documentation shall not contain any ongoing representations, warranties or indemnities with respect to the sale of the outstanding equity securities other than as to due authority and ownership, and shall close the transaction as soon as reasonably practical (the "Purchase Option Closing").
 -----------------------

          (c) At the Purchase Option Closing, the Investors shall deliver to Holdings duly executed instruments transferring title to the Investor Shares to Hoechst against payment of the Investors' share of Holdings Common Equity Value, together with interest from the date of the Determination Notice to the date of the Purchase Option Closing at the rate per annum announced from time to time by Citibank N.A. as its "prime rate", by wire transfer of immediately available funds. At the Purchase Option Closing, Hoechst shall purchase any other shares of Common Stock outstanding and all Other Equity Claims at the same per share price (reduced in the case of Other Equity Claims by any amounts necessary to exercise any rights to acquire such Common Stock).

          (d)  Certain Definitions.
               -------------------

          "Holdings Common Equity Value" shall mean the fair market value of
           ----------------------------
Common Stock as of the date of the Determination Notice determined on a going concern basis. The calculation of fair market value shall take into account all relevant factors determinative of value including, without limitation, any increase to such fair market value reasonably expected to result from the proposed Strategic Buyer Transaction. Market Value shall be determined in good faith by the Investor Holders and such holders shall submit to Holdings and Hoechst a statement setting forth such determination (the "Investors' Market Value"). The Investors' Market Value shall be final,
 ----------------------
conclusive and binding on the parties unless Hoechst delivers a notice (the "Objection Notice") to the Bain Designee and the GS Designee disputing such
 ----------------
determination within 30 days after delivery of the statement, stating therein its position with respect to such determination. If Hoechst delivers the Objection Notice, the parties shall seek to resolve the dispute and, if Hoechst and the Investor Holders are unable to resolve such dispute within 30 additional days (such 30 day period, the "Resolution Period"), such dispute shall be
                               -----------------
determined by an Independent Investment Bank. The Independent Investment Bank's determination of Market Value shall be based on the definition of Market Value contained herein. The Independent Investment Bank shall choose as the Holdings Common Equity Value either the Investors' Market Value or the value determined by Hoechst and shall not be permitted to determine that the Holdings Common Equity Value is any other amount. Such Common Equity Value will be final, conclusive and binding on the parties hereto. Holdings will pay the fees and expenses of the Independent Investment Bank.

          "Other Equity Claims" shall mean all outstanding options, warrants or
           -------------------
other rights to purchase or acquire Common Stock other than the Investor Shares.

          10.  Restrictive Covenants.
               ---------------------

          (a) GS Group.  Until the first of (i) the GS Group holding less than a
              --------
majority of the Initial GS Shares, (ii) the GS Group not having at least one designee on the Board, and (iii) December 20, 1999, Holdings shall not without the prior written consent of the GS Group:

               (i) authorize or enter into any agreement providing for a sale of the company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of Holdings possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation or sale or transfer of Holdings's capital stock) or (ii) all or substantially all (as such phrase is described in the Official Comment to (S) 12.01 of the Revised Model Business Corporation Act (1984, as amended as of the date hereof)) of Holdings's assets determined on a consolidated basis;

               (ii) sell its common equity securities, securities convertible or exchangeable for common equity securities, options or other rights to purchase common equity securities or other common equity equivalents pursuant to its Initial Public Offering;

               (iii) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, all or substantially all (as such phrase is described in the Official Comment to (S) 12.01 of the Revised Model Business Corporation Act (1984, as amended as of the date hereof)) to an Independent Third Party or group of Independent Third

     Parties of any of the product lines set forth on Exhibit A attached hereto in any transaction or series of related transactions at any price below those set forth on Exhibit A; or

               (iv) permit Holdings to engage or permit any of its subsidiaries to engage in any businesses which are not the same, similar or related to the businesses in which Holdings and its Subsidiaries are engaged on the date of this Agreement.

          (b) Hoechst.  Until the date on which Hoechst (and its Affiliates) own
              -------
less than 75% of the Initial Hoechst Shares, the affirmative vote of a majority of the members of the Board of Directors, which shall include at least one Hoechst Director, will be required for the approval of any of the following:

               (i) the appointment of any independent director pursuant to paragraph 1;

               (ii) entering by Holdings or any of its subsidiaries into, amending any written agreement or engaging in any other transaction with Goldman, Bain Capital, Inc. or any of their respective Affiliates, other than on terms that are fair and reasonable and no less favorable to Holdings or such subsidiary than it would obtain in a comparable arm's length transaction with an Independent Third Party;

               (iii) the issuance of any shares of capital stock of Holdings to any third party who conducts a health care business having annual gross revenues in excess of US$50 million which competes with a health care business conducted by Hoechst (or an Affiliate) if such third party would, as a result thereof, own in excess of 20% of the outstanding shares of Common Stock (or securities convertible into or exercisable for Common Stock) (determined on a fully diluted basis) of Holdings or 20% of the outstanding equity securities of a subsidiary of Holdings (or securities convertible into or exercisable for any such securities) (determined in each case immediately after giving effect to the consummation of such issuance), if such shares are issued by Holdings to such third party (or an Affiliate thereof) in exchange for cash or consideration other than capital stock and/or assets of such third party (or an Affiliate thereof);

               (iv) changing the name or fundamental purpose or nature of the business of Holdings;

               (v)   the liquidation, dissolution or winding up of Holdings; and

               (vi) any amendment to the Certificate of Incorporation or By-Laws of Holdings if such amendment would adversely affect the relative rights, privileges and preferences of the Hoechst Shares with respect to any other Shares or if such amendment would otherwise adversely affect Hoechst's rights, privileges and preferences in Holdings as set forth in the Transaction Documents.

          11.  Affirmative Covenants.
               ---------------------

          (a) Financial Information.  Holdings covenants and agrees with each
              ---------------------
Stockholder that as long as such Stockholder holds any Common Stock:

          (i) Quarterly Information. Except for any quarter at the end of which Holdings is a Public Company it shall deliver to each Stockholder as soon as practicable after the end of each of the first three quarterly fiscal periods in each fiscal year of Holdings, and in any event within 45 days thereafter, a copy of (i) an unaudited consolidated balance sheet of Holdings and its subsidiaries as at the end of such quarter, and (ii) unaudited consolidated statements of income, retained earnings and consolidated cash flows of Holdings and its subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, subject to normal year end audit adjustments. Such statements shall be (i) prepared in accordance with generally accepted accounting principles in the United States of America as in effect from time to time ("GAAP"), consistently applied, (ii) in reasonable
                              ----
detail and (iii) certified by the principal financial or accounting officer of Holdings.

          (ii) Annual Information.  Except following any year at the end of
               ------------------
which Holdings is a Public Company, it shall deliver to each Stockholder as soon as practicable after the end of each fiscal year of Holdings, and in any event within 90 days thereafter, a copy of (i) an audited consolidated balance sheet of Holdings and its subsidiaries as at the end of such year, and (ii) audited consolidated statements of income, retained earnings and consolidated cash flows of Holdings and its subsidiaries for such year; setting forth in each case in comparative form the figures for the previous year. Such statements shall be
(i) prepared in accordance with GAAP, consistently applied, (ii) in reasonable detail and (iii) certified by a firm of independent certified public accountants of recognized national standing selected by Holdings.

          (iii) Filings.  Holdings shall deliver to each Stockholder,
                    -------
promptly upon their becoming available, one copy of each report, notice or proxy statement sent by Holdings to its stockholders generally, and of each regular or periodic report (pursuant to the Securities Exchange Act) and any registration statement, prospectus or written communication (other than transmittal letters) pursuant to the Securities Act of 1933 filed by Holdings with (i) the Securities and Exchange Commission or (ii) any securities exchange on which shares of Common Stock of Holdings are listed.

          (iv)  Additional Information.  With reasonable promptness,
                ----------------------
Holdings shall deliver to (i) one Person designated from time to time by holders of a majority of the Bain Shares (the "Bain Designee") such additional
                                       -------------
information and data with respect to Holdings as is reasonably requested by the Bain Designee, (ii) one Person designated from time to time by holders of a majority of the GS Shares (the "GS Designee") such additional information and
                                -----------
data with respect to Holdings as is reasonably requested by the GS Designee and
(iii) Hoechst such additional information and data with respect to Holdings as is reasonably requested by Hoechst.

          12.  Investment Banking Services.
               ---------------------------

          (a) Rights of Goldman.  If at any time prior to December 20, 1999,
              -----------------
Holdings determines to retain an investment banking firm to perform services in the areas of (i) public corporate offerings or sale of equity securities or (ii) mergers and acquisitions, Holdings agrees to (i) give Goldman a reasonable opportunity to submit a proposal to provide such services, (ii) consider any such proposal submitted by Goldman in good faith, and (iii) subject to paragraph 10(b), to retain Goldman to provide such services; provided that Holdings will have no obligation to retain Goldman pursuant to (iii) hereof if the Board determines in the reasonable exercise of its discretion that the retention of another investment banking firm to render such services would provide a material additional benefit to Holdings (based upon such other firms proposal to Holdings, the terms and conditions of the engagement, relevant experience and expertise, related services and support and all other relevant factors).

          (b) Rights of Hoechst.  Until the date on which Hoechst (and its
              -----------------
Affiliates) own less than 75% of the Initial Hoechst Shares, Hoechst will have the right to select a Qualified Investment Bank to serve as a co-investment banker and co-manager to co-administer any underwritten public offering of Common Stock for the account of Holdings. A "Qualified Investment Bank" shall mean a nationally-recognized, New York-based investment banking firm with substantial expertise in offerings of the kind contemplated, which firm shall be subject to Holdings's approval, which shall not be unreasonably withheld.

          13.  Preferred Stock.  In the event that the Bain Group  purchases any
               ---------------
Preferred Stock pursuant to Section 7 of Part B of Article IV of the Certificate of Incorporation or otherwise, the Bain Group will give written notice of the purchase to the GS Group. Within 30 days after receipt of such written notice, the GS Group may purchase its Pro Rata Portion of such Preferred Stock from B at the same price and on the same terms as B purchased such Preferred Stock. The GS Group's "Pro Rata Portion" shall mean the quotient defined by dividing (a) the number of Stockholder Shares held by the GS Group by (b) the total number of Stockholder Shares collectively held by the Bain Group and the GS Group. Any Preferred Stock acquired by the Bain Group will be deemed to be Bain Shares and any Preferred Stock acquired by the GS Group will be deemed to be GS Shares for purposes of this Agreement. The GS Group hereby agrees that neither it nor its Affiliates will acquire, or make an offer to acquire, any shares of Preferred Stock other than pursuant to this paragraph 13. The GS Group may assign its rights under this paragraph 13 to any of its Affiliates.

          14.  Termination.  Notwithstanding any provisions to the contrary
               -----------
contained herein, this Agreement will terminate and be of no further force and effect upon consummation of an Approved Sale.

          15.  Legend.  Each certificate evidencing Stockholder Shares and each
               ------
certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stock holder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFERS AND VOTING RESTRICTIONS PURSUANT TO AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 1, 1997, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS, AS MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

Holdings shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with paragraph 16 hereof.

          16.  Definitions.
               -----------

          "Affiliate" shall mean (i) with respect to a Stockholder, any other
           ---------
person, entity or investment fund controlling, controlled by or under common control with the Stockholder and, in the case of a Stockholder which is a partnership, any partner of the Stockholder, (ii) with respect to a Strategic Buyer, any other Person controlling, controlled by, or under common control with such Strategic Buyer and (iii) with respect to Hoechst, a Wholly Owned Subsidiary of Hoechst.

          "Approved Sale" has the meaning set forth in paragraph 5 hereof.
           -------------

          "Bain Designee" has the meaning set forth in paragraph 11(iv) hereof.
           -------------

          "Bain Holders" has the meaning set forth in paragraph 1 of this
           ------------
agreement.

          "Bain Shares" means any Common Stock acquired by the Bain Group (or
           -----------
its Affiliates) pursuant to the Purchase Agreement or otherwise and any equity securities issued or issuable directly or indirectly with respect to such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Bain Shares, such shares will cease to be Bain Shares only when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public pursuant to Rule 144 (or by similar provision then in force) under the Securities Act.

          "Business Day" means any day that is not a Saturday, a Sunday or any
           ------------
other day on which banks are required or authorized by law to be closed in the State of New York, the City of New York or the Federal Republic of Germany.

          "Certificate of Incorporation" means Holdings' certificate of
           ----------------------------
incorporation in effect at the time as of which any determination is being made.

          "Cooperation Agreement" has the meaning set forth in the Combination
           ---------------------
Agreement.

          "Deemed Bain Share" has the meaning set forth in paragraph 4(b)(ii)
           -----------------
hereof.

          "Family Group" means a stockholder's spouse and descendants (whether
           ------------
or not adopted) and any trust solely for the benefit of the Stockholder and/or the Stockholder's spouse and/or descendants.

          "Goldman" means Goldman, Sachs & Co.
           -------

          "GS Designee" has the meaning set forth in paragraph 11(iv) hereof.
           -----------

          "GS Directors" has the meaning set forth in paragraph 1 hereof.
           ------------

          "GS Holders"  has the meaning set forth in paragraph 1 hereof.
           ----------

          "GS Shares" means any Common Stock acquired by the GS Group (or its
           ---------
Affiliates) pursuant to the Purchase Agreement or otherwise and any equity securities issued or issuable directly or indirectly with respect to such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting GS Shares, such shares will cease to be GS Shares only when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public pursuant to Rule 144 (or by similar provision then in force) under the Securities Act.

          "Hoechst Directors" has the meaning set forth in paragraph 1 hereof.
           -----------------

          "Hoechst Holder" means the holder of a majority of the Hoechst Shares.
           --------------

          "Hoechst Shares" means any Common Stock acquired by Hoechst (or its
           --------------
Affiliates) pursuant to the Combination Agreement, upon the exercise of the Warrant or otherwise and any equity securities issued or issuable directly or indirectly with respect to such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Hoechst Shares, such shares will cease to be Hoechst Shares only when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public pursuant to Rule 144 (or by similar provision then in force) under the Securities Act.

          "Independent Investment Bank" means, for any transaction, the
           ---------------------------
remaining investment banking firm from the list of the five highest ranking New York-based investment banking firms (other than Goldman (or any successor or Affiliate)), rated by the gross dollar value of underwritten public offerings lead-managed during the preceding four calendar quarter period, after Hoechst and the Investors shall each have alternately eliminated one such firm from such list until only one such firm remains.

          "Independent Third Party" means any Person who, immediately prior to
           -----------------------
the contemplated transaction, does not own in excess of 5% of Holdings' Common Stock on a fully-diluted basis (a "5% Owner"), who is not controlling,
                                   --------
controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

          "Initial Bain Shares" means the aggregate number of shares of Common
           -------------------
Stock set forth opposite the Bain Group's names on Schedule III hereto (as adjusted for any subsequent stock splits, stock dividends, combinations of shares and similar recapitalizations).

          "Initial GS Shares" means the aggregate number of shares of Common
           -----------------
Stock set forth opposite the GS Group's names on Schedule III hereto (as adjusted for any subsequent stock splits, stock dividends, combinations of shares and similar recapitalizations).

          "Initial Hoechst Shares" means the aggregate number of shares of
           ----------------------
Common Stock issued to Hoechst (and its Affiliates) pursuant to the Combination Agreement (excluding any shares of Common acquired upon exercise of the Warrant) (as adjusted for any subsequent stock splits, stock dividends, combinations of shares and similar recapitalizations).

          "Initial Investor Shares" means the Initial Bain Shares and the
           -----------------------
Initial GS Shares.

          "Initial Public Offering" means a public offering and sale of
           -----------------------
Holdings' common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, if immediately thereafter Holdings has publicly held common stock listed on a national securities exchange or the NASD automated quotation system.

          "Investor Holders" has the meaning set forth in paragraph 1(a)(viii)
           ----------------
hereof.

          "Investor Shares" means the Bain Shares and the GS Shares.
           ---------------

          "Investors" has the meaning set forth in the preamble hereto.
           ---------

          "Person" means an individual, a partnership, a corporation, limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Preferred Stock" has the meaning set forth in the recitals hereto.
           ---------------

          "Public Company" means a company (i) which is subject to the reporting
           --------------
requirements of Section 15(d) of the Securities Exchange Act or (ii) any of whose securities are registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act.

          "Public Sale" means any sale of Stockholder Shares to the public
           -----------
pursuant to an offering registered under the Securities Act or to the public pursuant to the provisions of Rule 144 adopted under the Securities Act.

          "Purchase Agreement" means the Stock Purchase Agreement, dated
           ------------------
December 20, 1994, by and among the Bain Group, the GS Group and Holdings.

          "Purchase Option Closing" has the meaning set forth in paragraph 9(b)
           -----------------------
hereof.

          "Registration Agreement" has the meaning set forth in the Combination
           ----------------------
Agreement.

          "Sale Notice" has the meaning set forth in paragraph 3(b) hereof.
           -----------

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time.

          "Stockholder Shares" means the Hoechst Shares, the Bain Shares and the
           ------------------
GS Shares.

          "Strategic Buyer" means any Person or group of Persons other than a
           ---------------
Person or Group acquiring securities for investment purposes only.

          "Strategic Buyer Transaction" has the meaning set forth in paragraph
           ---------------------------
9(a) hereof.

          "Subsidiary" means with respect to any Person, any corporation,
           ----------
partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

          "Transaction Documents" means this Agreement, the Combination
           ---------------------
Agreement, the Registration Agreement and the Warrant.

          "Wholly Owned Subsidiary" means with respect to any Person, any
           -----------------------
corporation, partnership, association or other business entity of which (i) if a corporation, 100% of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, 100% of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have 100% ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated 100% of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

          "Warrant" has the meaning set forth in the Combination Agreement.
           -------

          17.  Transfers in Violation of Agreement.  Any Transfer or attempted
               -----------------------------------
Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and Holdings shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

          18.  Amendment and Waiver.  Except as otherwise provided herein, the
               --------------------
provisions of this Agreement may be amended or waived only upon the prior written consent of Holdings, the Bain Holders, the GS Holders and the Hoechst Holders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          19.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          20.  Entire Agreement.  Except as otherwise expressly set forth
               ----------------
herein, this Agreement, the Combination Agreement and the Registration Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements (including, without limitation, the Old Agreement and the Purchase Agreement) or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          21.  Successors and Assigns.  Except as otherwise provided herein,
               ----------------------
this Agreement shall bind and inure to the benefit of and be enforceable by Holdings and its successors and permitted assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and permitted assigns of each of them, so long as they hold Stockholder Shares. None of the rights specified in paragraph 1 of this Agreement may be assigned.

          22.  Counterparts.  This Agreement may be executed in separate
               ------------
counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          23.  Remedies.  The parties hereto agree and acknowledge that money
               --------
damages may not be an adequate remedy for any breach of the provisions of this Agreement and that Holdings and any Stockholder shall have the right to injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise; provided that Goldman is a beneficiary of paragraph 12 of this Agreement with rights to enforce such provision.

          24.  Notices.  All notices, demands and other communications to be
               -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by telecopy (with receipt confirmed) on a Business Day during regular business hours of the recipient (or, if not, on the next succeeding Business
Day) or two Business Days after sent by reputable overnight express courier (charges prepaid); provided that any notice to a Stockholder who holds GS Shares shall be effective only if notice has been given to the GS Designee and notice to the GS Designee will not be deemed to have been given unless actually delivered in person or by telecopy, courier or mail.

          25.  Delivery by Facsimile.  This Agreement and any signed agreement
               ---------------------
or instrument entered into in connection thereto or contemplated thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

          If to Holdings:

               Dade Behring Holdings, Inc.
               1717 Deerfield Road
               P.O. Box 778
               Deerfield, Illinois 60015-0778
               Attention:  Chief Executive Officer

          If to the Bain Group:

               Bain Capital, Inc.
               Two Copley Place
               Boston, Massachusetts  02116
               U.S.A.
               Attention:  John Connaughton

          With a copy to (which shall not constitute notice hereunder):

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, Illinois  60601
               U.S.A.
               Attention:  Jeffrey C. Hammes

          If to the GS Group:

               Goldman, Sachs & Co.
               85 Broad Street
               New York, New York 10004
               U.S.A.
               Attn:  Joseph H. Gleberman
                      Neal Moszkowski

          With a copy to (which shall not constitute notice hereunder):

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, New York 10014
               U.S.A.
               Attention:  Lee Parks

          If to Hoechst:

          Hoechst AG
          Bruningstrasse 50
          D-65929 Frankfurt a. M.
          Germany
          Attention:  Chairman of the Management Board

          With a copy to (which shall not constitute notice hereunder):

          Shearman & Sterling
          599 Lexington Avenue
          New York, New York  10022
          U.S.A.
          Attention:  Creighton O'M. Condon

          26.  Governing Law.  THE CORPORATE LAW OF DELAWARE WILL GOVERN ALL
               -------------
ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER ISSUES CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE COUNTY OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE CO-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY, OVER ANY LAWSUIT UNDER THIS AGREEMENT AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN. EACH PARTY HERETO HEREBY WAIVES THE NECESSITY FOR PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED), WITH A COPY ALSO BEING SENT BY FACSIMILE (WITH RECEIPT CONFIRMED), IN EACH CASE DIRECTED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN, AND WITH COPIES SENT AS REQUIRED BY, PARAGRAPH 24 ABOVE, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED ON THE DATE OF ACTUAL RECEIPT. EACH PARTY HERETO HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID. NOTHING IN THIS PARAGRAPH 26 WILL PROHIBIT PERSONAL SERVICE IN LIEU OF THE SERVICE BY MAIL CONTEMPLATED HEREIN.

          27.  Descriptive Headings.  The descriptive headings of this Agreement
               --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

                                   * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.


                       DADE BEHRING HOLDINGS, INC.


                       By:  /s/ John Connaughton
                           ________________________________

                       Its:     Vice President
                           ________________________________

                       HOECHST AG


                       By:  /s/ Andreas Pollman
                           ________________________________

                       Its:
                           ________________________________

                       BAIN CAPITAL FUND IV, L.P.

                       By:  Bain Capital Partners IV, L.P.
                       Its: General Partner

                       By:  Bain Capital Investors, Inc.
                       Its: General Partner

                       By:  /s/ Stephen Pagliuca
                           ________________________________
                              A Managing Director


                       BAIN CAPITAL FUND IV-B, L.P.

                       By:  Bain Capital Partners IV, L.P.
                       Its: General Partner

                       By:  Bain Capital Investors, Inc.
                       Its: General Partner

                       By:  /s/ Stephen Pagliuca
                           ________________________________
                              A Managing Director

                       BCIP ASSOCIATES


                       By:  /s/ Stephen Pagliuca
                           ________________________________
                              A General Partner


                       BCIP TRUST ASSOCIATES, L.P.


                       By:  /s/ Stephen Pagliuca
                           ________________________________
                              A General Partner



                       GS CAPITAL PARTNERS, L.P.


                       By:    GS Advisors, L.P.
                       Its:   General Partner

                       By:    GS Advisors, Inc.
                       Its:   General Partner

                       By:  /s/ K.B. Enquist
                           ________________________________



                       BRIDGE STREET FUND 1994, L.P.


                       By:    Stone Street Funding Corp.
                              Its:  Managing General Partner

                       By:  /s/ K.B. Enquist
                           ________________________________

                       STONE STREET FUND 1994, L.P.


                       By:    Stone Street Funding Corp.
                              Its:  General Partner

                       By:  /s/ K.B. Enquist
                           ________________________________


                       RANDOLPH STREET PARTNERS


                       By:  /s/ Jeffrey Hammes
                           ________________________________
                             A General Partner